UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2006

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                             Unregistered Sales of Equity Securities.

As previously announced by Vista Gold Corp. (the “Company”) in a press release dated May 1, 2006 and a Form 8-K filed with the Commission on May 2, 2006, in accordance with the terms of the Company’s outstanding common share purchase warrants (the “February 2003 Warrants”) issued under a Warrant Indenture dated February 7, 2003 and the outstanding common share purchase warrants (the “September 2004 Warrants” and with the February 2003 Warrants, the “Warrants”) issued under a Warrant Indenture dated September 29, 2004, the Company had elected to accelerate the expiry date of all such currently outstanding Warrants since the “Acceleration Event” described in the applicable warrant indentures had occurred.

The expiry date of the February 2003 Warrants was May 17, 2006, and the expiry date of the September 2004 Warrants was May 19, 2006.  The Warrants had to be exercised by 4:30 p.m. (Vancouver time) on the respective expiry dates, failing which they would expire.  Notices of acceleration of the expiry were sent on April 26, 2006 to holders of the February 2003 Warrants and were sent on April 28, 2006 to holders of the September 2004 Warrants.

All of the 574,000 February 2003 Warrants that remained outstanding on May 1, 2006 were since exercised at $4.28 per share, for aggregate proceeds to the Company of $2,456,720.  Of the 1,459,798 September 2004 Warrants outstanding on May 1, 2006, 1,377,298 were since exercised at $4.75 per share, for aggregate proceeds to the Company of $6,542,165.50.

The foregoing issuances of common shares upon warrant exercises were exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.  Each warrant holder is an “accredited investor” under the Act, and the securities were sold without any general solicitation by the Company.  All of the foregoing common shares issued upon warrant exercises have previously been registered with the Commission for resale under the Act on registration statements on Form S-3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: May 23, 2006